Exhibit 99.1

FOR IMMEDIATE RELEASE

STONERIDGE REPORTS STRONG FIRST-QUARTER 2018 RESULTS

INCREASES 2018 GUIDANCE FOR SALES AND ADJUSTED EARNINGS PER SHARE; REAFFIRMS PREVIOUSLY PROVIDED MARGIN GUIDANCE

ANNOUNCES SIGNIFICANT PENDING BUSINESS AWARDS IN KEY TECHNOLOGIES GLOBALLY

2018 First-Quarter Results

•	Earnings per diluted share attributable to Stoneridge, Inc. (“EPS”) of $0.46
•	Adjusted EPS of $0.50 (adjustments related to the step-up in the fair value of the earn-outs related to the Orlaco and PST transactions and certain business realignment costs)
•	Sales of $225.9 million, an increase of 10.6% over Q1 2017
•	Gross profit of $68.0 million (30.1% of sales), an increase of 9.4% over Q1 2017 adjusted gross profit
•	Operating income of $16.8 million
•	Adjusted operating income of $18.0 million (8.0% of sales), an increase of 3.5% over Q1 2017
•	Adjusted EBITDA of $26.9 million (11.9% of sales), an increase of 12.9% over Q1 2017

2018 Full-Year Guidance Improvement for Sales and Adjusted EPS; Reaffirm Margin Guidance

•	Sales of $870.0-$890.0 million, an increase in the midpoint of $30.0 million relative to the previous guidance (midpoint implies 7% annual revenue growth)
•	Adjusted EPS of $2.05-$2.20, an increase in the midpoint of $0.13 from previous guidance
•	Previously provided adjusted gross margin, operating margin and EBITDA margin guidance is reaffirmed

NOVI, Michigan – May 2, 2018 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2018, with sales of $225.9 million and earnings per share of $0.46. Adjusted EPS was $0.50 for the first quarter, considering adjustments related to the step-up in the fair value of the earn-outs related to the Orlaco and PST transactions in 2017 and certain business realignment costs.

For the first quarter of 2018, Stoneridge reported gross profit of $68.0 million (30.1% of sales). Operating income was $16.8 million and adjusted operating income was $18.0 million (8.0% of sales). Adjusted EBITDA was $26.9 million (11.9% of sales).

Jon DeGaynor, President and Chief Executive Officer, commented, “Stoneridge delivered another strong quarter of financial performance. Our team continues to drive performance throughout our business. In addition to our financial success during the first quarter, we are announcing some very large pending awards that set the stage for continued growth. This evening we announced a pending award for our first OEM MirrorEye application with a leading commercial vehicle manufacturer scheduled to start production in 2020. MirrorEye will facilitate a change in the commercial vehicle safety environment and both our OE and fleet partners are recognizing the potential of this technology.”

DeGaynor continued, “In addition to MirrorEye, we announced a pending award for our connectivity products scheduled to start production in early 2019. This award will build on our existing technology platform and utilize our global footprint, including our capabilities in Brazil, to deliver connectivity solutions to a new OEM partner. This win is another example of deepened relationships with our customers and their confidence in our ability to deliver high-quality, technologically advanced systems to their global platforms.”

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First Quarter in Review

Net sales in the Control Devices segment decreased by 1.8% relative to the first quarter of 2017 primarily as a result of planned program volume reductions by customers in North America. This was partially offset by an increase in sales volume in the commercial vehicle and Chinese automotive markets as well as favorable foreign currency translation during the first quarter of 2018. Control Devices gross margin improved slightly due to a decrease in overhead as a percentage of net sales. Control Devices adjusted operating margin decreased in the current quarter due to an increase in SG&A and D&D costs in a period of significant new program launches.

Net sales in the Electronics segment increased due to an increase in sales volume in the Company’s European and North American commercial vehicle products, increased sales of European and North American off-highway vehicle products and a favorable foreign currency translation. Electronics gross margin decreased primarily due to higher production related costs as a percentage of sales, partially offset by higher sales and a favorable mix related to Orlaco product sales. Electronics adjusted operating income increased due to an increase in sales, partially offset by an increase in SG&A and D&D costs to support new program launches and product development.

PST’s net sales decreased primarily due to a decrease in product sales volume due to seasonality as well as an unfavorable foreign currency translation. This was partially offset by a slight increase in monitoring product and service revenues. PST segment gross and adjusted operating margin improved due to a favorable sales mix and continued cost management actions which resulted in lower direct material and SG&A costs as a percentage of sales.

DeGaynor added, “Each of our segments contributed to another quarter of strong financial performance and drove both top and bottom line growth for the Company. As expected, Control Devices delivered sales growth in our emissions and certain actuator products which was offset by expected volume reductions in our shift-by-wire products. The growth in Electronics was driven by strong performance at Orlaco as well as the ramp-up of recently launched programs in our driver information systems and connectivity product segments. We continue to invest in our engineering and development activities, including our MirrorEye technology, to execute launches, deliver quality products to our customers globally and develop future products that will drive growth for the business. Finally, PST continues to drive improvement in margin due to fixed-cost leverage and growth in favorable product lines, including our track and trace business.”

Cash and Debt Balances

As of March 31, 2018, Stoneridge had cash and cash equivalent balances totaling $57.4 million. Total debt as of March 31, 2018, was $122.9 million. Total debt less cash and cash equivalents yields a current net debt to trailing-twelve-month (“TTM”) adjusted EBITDA ratio of approximately 0.7x.

2018 Outlook

The Company revised its 2018 sales guidance to $870.0-$890.0 million from $840.0-$860.0 million, an increase of $30.0 million to the midpoint of the guidance to $880.0 million. The increased midpoint implies revenue growth of approximately 7% versus 2017 results.

The Company reaffirmed its previously provided margin guidance of adjusted gross margin of 31.0%-32.0%, adjusted operating margin of 9.0%-10.0% and adjusted EBITDA margin of 12.5%-13.5%.

As a result of the improved outlook for 2018 sales as well as reaffirmed margin guidance, the Company revised its 2018 adjusted EPS guidance to $2.05-$2.20 from adjusted EPS of $1.90-$2.10, excluding (i) the expense resulting from the step-up in the fair value of the earn-out due to Orlaco outperformance, (ii) the expense related to the step-up in the fair value of the earn-out related to the acquisition of the remaining 26% minority interest in PST and (iii) certain business realignment costs. The raised guidance represents an increase of $0.13 to the midpoint of the guidance to $2.13. The midpoint of the guided adjusted EPS range of $2.13 implies year-over-year growth in adjusted EPS of 36%.

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Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2018 first-quarter results can be accessed at 9:00 a.m. Eastern time on Thursday, May 3, 2018, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

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In addition, the forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2017 and 2018 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt.

Adjusted gross profit, adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA should not be considered in isolation or as a substitute for gross profit, operating income, net income, earnings per share, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Matthew R. Horvath, Director Investor Relations and Corporate Development (Matthew.Horvath@Stoneridge.com)

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three months ended March 31, (in thousands, except per share data)	2018	2017

Net sales	$225,930	$204,311

Costs and expenses:
Cost of goods sold	157,961	143,160
Selling, general and administrative	37,261	34,266
Design and development	13,861	11,721

Operating income	16,847	15,164
Interest expense, net	1,354	1,410
Equity in earnings of investee	(521)	(180)
Other (income) expense, net	(599)	190

Income before income taxes	16,613	13,744

Provision for income taxes	3,233	4,571

Net income	13,380	9,173

Net loss attributable to noncontrolling interest	-	(30)

Net income attributable to Stoneridge, Inc.	$13,380	$9,203

Earnings per share attributable to Stoneridge, Inc.:
Basic	$0.47	$0.33
Diluted	$0.46	$0.32
Weighted-average shares outstanding:
Basic	28,249	27,917
Diluted	28,936	28,580

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CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in thousands)	2018	2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$57,404	$66,003
Accounts receivable, less reserves of $913 and $1,109, respectively	156,513	142,438
Inventories, net	78,628	73,471
Prepaid expenses and other current assets	26,148	21,457
Total current assets	318,693	303,369

Long-term assets:
Property, plant and equipment, net	114,940	110,402
Intangible assets, net	74,699	75,243
Goodwill	39,439	38,419
Investments and other long-term assets, net	32,431	31,604
Total long-term assets	261,509	255,668
Total assets	$580,202	$559,037

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of debt	$4,160	$4,192
Accounts payable	87,095	79,386
Accrued expenses and other current liabilities	54,223	52,546
Total current liabilities	145,478	136,124

Long-term liabilities:
Revolving credit facility	116,000	121,000
Long-term debt, net	2,706	3,852
Deferred income taxes	19,605	18,874
Other long-term liabilities	36,796	35,115
Total long-term liabilities	175,107	178,841

Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 28,490 and 28,180 shares outstanding at March 31, 2018, and December 31, 2017, respectively, with no stated value	-	-
Additional paid-in capital	227,561	228,486
Common Shares held in treasury, 476 and 786 shares at March 31, 2018 and December 31 2017, respectively, at cost	(8,505)	(7,118)
Retained earnings	105,432	92,264
Accumulated other comprehensive loss	(64,871)	(69,560)
Total shareholders' equity	259,617	244,072
Total liabilities and shareholders' equity	$580,202	$559,037

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Three months ended March 31, (in thousands)	2018	2017

OPERATING ACTIVITIES:
Net income	$13,380	$9,173
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,061	5,063
Amortization, including accretion of deferred financing costs	1,807	1,472
Deferred income taxes	(243)	2,082
Earnings of equity method investee	(521)	(180)
Share-based compensation expense	1,404	2,339
Tax benefit related to share-based compensation expense	(830)	(681)
Change in fair value of earn-out contingent consideration	904	-
Changes in operating assets and liabilities, net of effect of business combination:
Accounts receivable, net	(14,821)	(18,648)
Inventories, net	(4,694)	(2,445)
Prepaid expenses and other assets	(3,647)	(4,760)
Accounts payable	7,841	15,734
Accrued expenses and other liabilities	3,030	661
Net cash provided by operating activities	9,671	9,810

INVESTING ACTIVITIES:
Capital expenditures	(10,505)	(7,265)
Proceeds from sale of fixed assets	9	-
Insurance proceeds for fixed assets	1,403	-
Business acquisition, net of cash acquired	-	(77,538)
Net cash used for investing activities	(9,093)	(84,803)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	5,000	81,000
Revolving credit facility payments	(10,000)	(7,000)
Proceeds from issuance of debt	155	886
Repayments of debt	(1,378)	(4,135)
Other financing costs	-	(47)
Repurchase of Common Shares to satisfy employee tax withholding	(3,713)	(1,820)
Net cash provided by (used for) financing activities	(9,936)	68,884
Effect of exchange rate changes on cash and cash equivalents	759	629
Net change in cash and cash equivalents	(8,599)	(5,480)
Cash and cash equivalents at beginning of period	66,003	50,389
Cash and cash equivalents at end of period	$57,404	$44,909

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,438	$1,450
Cash paid for income taxes, net	$5,056	$1,252

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Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q1 2018 Adjusted EPS

(USD in millions)	Q1 2018	Q1 2018 EPS
Net Income Attributable to Stoneridge	$13.4	$0.46

Add: After-Tax Step-Up in Fair Value of Earn-Out (Orlaco)	0.4	0.01
Add: After-Tax Step-Up in Fair Value of Earn-Out (PST)	0.5	0.02
Add: After-Tax Business Realignment Costs	0.2	0.01
Adjusted Net Income	$14.4	$0.50

Exhibit 2 - Adjusted Gross Profit

Reconciliation of Adjusted Gross Margin

(USD in millions)	Q1 2017	Q1 2018
Gross Profit	$61.2	$68.0

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	1.0
Adjusted Gross Profit	$62.1	$68.0

Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income

(USD in millions)	Q1 2017	Q1 2018
Operating Income	$15.2	$16.8

Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	1.0
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	1.2
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)		0.4
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)		0.5
Add: Pre-Tax Business Realignment Costs		0.2
Adjusted Operating Income	$17.4	$18.0

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA

(USD in millions)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	TTM Q1 2018
Income Before Tax	$13.7	$14.1	$11.9	$12.9	$16.6	$55.4
Interest expense, net	1.4	1.5	1.5	1.3	1.4	5.7
Depreciation and amortization	6.5	7.1	7.1	7.3	7.8	29.3
EBITDA	$21.6	$22.7	$20.5	$21.5	$25.8	$90.4
Add: Pre-Tax Step-Up in Acquired Inventory from Orlaco	1.0	0.7				0.7
Add: Pre-Tax Transaction Costs Adjustment (Orlaco)	1.2					-
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (Orlaco)		2.1	1.8	0.9	0.4	5.2
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)		0.2	0.5	1.9	0.5	3.1
Add: Pre-Tax Business Realignment Costs				1.2	0.2	1.4
Less: Pre-Tax PP&E Gain on Insurance Proceeds				(1.9)		(1.9)
Adjusted EBITDA	$23.8	$25.7	$22.8	$23.5	$26.9	$98.9

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